                                IMAX CORPORATION

                                                                    Exhibit 99.1


                                  [IMAX LOGO]


IMAX CORPORATION

2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905) 403-6500 Fax: (905) 403-6450
www.imax.com


IMAX CORPORATION REPORTS FOURTH QUARTER AND
FISCAL 2005 FINANCIAL RESULTS


HIGHLIGHTS

- Company exceeds guidance and expectations for 2005, reporting net earnings of $0.40 per share, versus guidance of $0.35-$0.38 per share.

- Company signs contracts for eight IMAX(R) theatre systems in the fourth quarter, bringing the total for the year to 45, at the high end of its guidance of 40-45.

- Company completes record number of theatre installations in the fourth quarter with 14, and a total of 34 theatre installations for the full year.

- Company and Sony Pictures Entertainment agree to simultaneous release of Open Season in IMAX(R) 3D in September. Film is the sixth IMAX DMR(R) title and fourth new IMAX 3D film for 2006; Company 2006 film slate is the strongest ever.

- Company's Board of Directors announces intention to explore strategic alternatives, including the possible sale or merger of the business, to expand scale, accelerate growth and enhance shareholder value.

TORONTO -- March 9, 2006 -- IMAX Corporation (NASDAQ: IMAX; TSX: IMX) today reported net earnings of $0.40 per diluted share for the year ended December 31, 2005. This compares to net earnings of $0.26 per diluted share reported for the year ended December 31, 2004, an increase of 62%.

For the three months ended December 31, 2005, the Company reported net earnings of $0.29 per diluted share, compared to net earnings of $0.19 per diluted share reported for the three months ended December 31, 2004, an increase of 54%.

"Our 2005 results clearly reflect that IMAX's commercial strategy is working and that the momentum in our business is continuing to grow," said IMAX Co-Chief Executive Officers Richard L. Gelfond and Bradley J. Wechsler. "We set aggressive goals for the year, and we believe our performance in 2005 demonstrates the increasing acceptance of IMAX as a commercial destination for mainstream entertainment. We believe our steadily improving financial performance shows that our strategy and The IMAX Experience(R) have been embraced by consumers, major studios and leading film exhibitors around the world."

Separately, the Company announced its Board of Directors has decided to begin a process to explore strategic alternatives to enhance shareholder value, including, but not limited to, the sale or merger of the business. The Company has retained Allen & Company and UBS Investment Bank as financial advisors in this process.

"We believe we are exceptionally well-positioned to take the next step forward in our evolution as a brand and as a company. We believe we can accelerate our growth and realize the full potential of IMAX more quickly and effectively with a strategic partner or acquirer," stated Messrs. Gelfond and Wechsler.

During the fourth quarter, the Company signed agreements for eight IMAX(R) theatre systems, bringing total signings for the year to 45 theatre systems, including one subject to a condition. By comparison, the Company signed deals for 36 theatre systems in 2004, and 25 in 2003. Five of the fourth quarter's signings were for IMAX MPX(R) theatre systems, bringing the total number of MPX deals to 31 in 2005, up from 22 in 2004. The Company installed a record 14 theatre systems in the fourth quarter.

The Company's strong holiday film season reflected audiences' appetite for The IMAX Experience as demonstrated by the box office performance of Warner Bros. Pictures' Harry Potter and the Goblet of Fire: The IMAX Experience and the re-release of Warner Bros. Pictures' The Polar Express: An IMAX 3D Experience. Harry Potter and the Goblet of Fire: The IMAX Experience has grossed nearly $20 million to date, which represents a 43% increase from the preceding film in the series, Harry Potter and the Prisoner of Azkaban: The IMAX Experience, which recorded $14 million at the box office. The Polar Express: An IMAX 3D Experience grossed approximately $15 million in its second release, which came concurrently with the film's DVD release. To date, The Polar Express has grossed more than $60 million worldwide, making it the first IMAX DMR(R) film to reach this milestone.

"The overwhelming success of The Polar Express -- especially in its second season -- further validates the IMAX theatre network as a valuable distribution platform," continued Messrs. Gelfond and Wechsler. "We believe the 2005 box office success is a testament to the compelling experience we offers moviegoers, and we are enthusiastic about the opportunities we see for continued growth in 2006."

Yesterday, the Company announced that Sony Pictures Animation's Open Season: An IMAX 3D Experience will be released in September, marking the third Hollywood title slated for presentation in IMAX(R) 3D this year. The addition of this film enhances IMAX's 2006 film slate, the Company's strongest ever, with seven new films now confirmed for the year.

In addition to Open Season, the slate consists of six titles from Warner Bros. Pictures. The studio's lineup includes five IMAX DMR releases and one original IMAX 3D production, Deep Sea 3D, which opened to positive reviews and strong box office returns on March 3. IMAX DMR titles include: V for Vendetta, an action-adventure movie from the creators of The Matrix trilogy, which opens next Friday, March 17; Poseidon, an action-filled remake of the 1972 disaster classic, which opens May 12; and the highly-anticipated Superman Returns, which opens June 30 and is expected to be one of the biggest event films of 2006; The Ant Bully: An IMAX 3D Experience, a CGI animated film based on the beloved children's book of the same name opens August 4; and Happy Feet: An IMAX 3D Experience, a CGI animated musical-comedy about a special Emperor penguin that is destined to be one of the great family films of the year and opens November 17.

"The caliber and flow of content we are providing exhibitors is unlike any in the Company's history, and we're already in discussions with several studios about the 2007 film slate. Our ability to attract studios and deliver outstanding films to the IMAX theatre network will continue to help drive IMAX's success," concluded Messrs. Gelfond and Wechsler.

For the year ended December 31, 2005, the Company's total revenues were $144.9 million, as compared to $136.0 million reported for the prior year. Systems revenue was $97.8. million versus $86.6 million in the prior year. The Company recognized revenue on 38 theatre systems which qualified as either sales or sales-type leases in the fiscal 2005, versus 22 in 2004.

For fiscal 2005, film revenues were $26.5 million, as compared to $27.9 million in fiscal 2004. This included IMAX DMR revenues of $8.8 million, an increase of 18% from 2004. Theatre operations revenue increased marginally to $17.5 million in the 2005 from $17.4 million in 2004. Other revenue was $3.2 million in fiscal 2005, compared to $4.1 million in fiscal 2004. The Company increased its cash and short term investments position to $32.5 million as of December 31, 2005, compared to $29.0 million as of December 31, 2004.

For the three months ended December 31, 2005, the Company's total revenues were $49.3 million, as compared to $47.5 million reported for the prior year period. Systems revenue was $35.1 million versus $28.8 million in the prior year period. The Company recognized revenue on 18 theatre systems which qualified as either sales or sales-type leases in the fourth quarter of 2005, compared to nine in 2004.

For the fourth quarter of 2005, film revenues were $8.2 million, as compared to $10.7 million in the fourth quarter of 2004. This included IMAX DMR revenues of $3.0 million. Theatre operations revenue decreased to $5.2 million in the fourth quarter of 2005 from $6.2 million in the fourth quarter of 2004. Other revenue was $0.9 million in the fourth quarter of 2005 compared to $1.8 million in the fourth quarter of 2004.


The Company will host a conference call to discuss these results at 8:30 AM ET. To access the call interested parties should call (719) 457-2653 approximately 10 minutes before it begins. A recording of the call will be available by dialing (719) 457-0820. The code for both calls is 5818214.



                             ABOUT IMAX CORPORATION

Founded in 1967, IMAX Corporation is one of the world's leading entertainment technology companies and the newest distribution window for Hollywood films. IMAX delivers the world's best cinematic presentations using proprietary IMAX, IMAX 3D, and IMAX DMR technology. IMAX DMR (Digital Re-mastering) makes it possible for virtually any 35mm film to be transformed into the unparalleled image and sound quality of The IMAX Experience. The IMAX brand is recognized throughout the world for extraordinary and immersive entertainment experiences. As of December 31, 2005, there were 266 IMAX theatres operating in 38 countries.

IMAX(R), IMAX(R) 3D, IMAX DMR(R), IMAX(R) MPX(R), and The IMAX Experience(R) are trademarks of IMAX Corporation. More information on the Company can be found at www.imax.com.

This press release contains forward looking statements that are based on management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include the timing of theatre system deliveries, the mix of theatre systems shipped, the timing of the recognition of revenues and expenses on film production and distribution agreements, the performance of films, the viability of new businesses and products, and fluctuations in foreign currency and in the large format and general commercial exhibition market. These factors and other risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and in the subsequent reports filed by the Company with the Securities and Exchange Commission including the Company's 10-K for the year ended December 31, 2005, scheduled to be filed on March 9, 2006.

                                      ###

For additional information please contact:


MEDIA:                                          INVESTORS:
IMAX CORPORATION, New York                      Integrated Corporate Relations
Sarah Gormley                                   Amanda Mullin
212-821-0155                                    203-682-8243
sgormley@imax.com


ENTERTAINMENT MEDIA:                            BUSINESS MEDIA:
Newman & Company, Los Angeles                   Sloane & Company, New York
Al Newman                                       Elliot Sloane
310-278-1560                                    212-446-1860
asn@newman-co.com                               esloane@sloanepr.com

                                IMAX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
            (In thousands of U.S. dollars, except per share amounts)
                                   (UNAUDITED)

                                                            THREE MONTHS ENDED                     YEARS ENDED
                                                               DECEMBER 31,                        DECEMBER 31,
                                                     ---------------------------------  ---------------------------------
                                                           2005              2004             2005              2004
                                                     ---------------   ---------------  ---------------   ---------------
REVENUE
IMAX systems                                         $        35,096   $        28,759  $        97,753   $        86,570
Films                                                          8,156            10,721           26,451            27,887
Theater operations                                             5,173             6,212           17,498            17,415
Other                                                            885             1,832            3,228             4,108
                                                     ---------------   ---------------  ---------------   ---------------
                                                              49,310            47,524          144,930           135,980
COSTS OF GOODS AND SERVICES                                   25,173            23,048           73,005            70,062
                                                     ---------------   ---------------  ---------------   ---------------
GROSS MARGIN                                                  24,137            24,476           71,925            65,918

Selling, general and administrative expenses                   8,267            11,525           37,287            36,066
Research and development                                         835               961            3,264             3,995
Amortization of intangibles                                      430               174              911               719
Receivable provisions net of (recoveries)                       (391)             (522)            (859)           (1,487)
Asset impairments                                                 --               848               --               848
                                                     ---------------   ---------------  ---------------   ---------------
EARNINGS FROM OPERATIONS                                      14,996            11,490           31,322            25,777

Interest income                                                  263                92            1,004               756
Interest expense                                              (4,189)           (4,287)         (16,773)          (16,853)
Loss on retirement of notes                                       --                --               --              (784)
Recovery of long-term investments                                 --               293               --               293
                                                     ---------------   ---------------  ---------------   ---------------
EARNINGS FROM CONTINUING OPERATIONS BEFORE
  INCOME TAXES                                                11,070             7,588           15,553             9,189
Recovery of (provision for) income taxes                        (252)               --             (934)              255
                                                     ---------------   ---------------  ---------------   ---------------
NET EARNINGS FROM CONTINUING OPERATIONS                       10,818             7,588           14,619             9,444
Net earnings from discontinued operations                      1,193               200            1,979               800
                                                     ---------------   ---------------  ---------------   ---------------
NET EARNINGS                                         $        12,011   $         7,788  $        16,598   $        10,244
                                                     ===============   ===============  ===============   ===============

EARNINGS PER SHARE:
Earnings per share -- basic:
  Net earnings from continuing operations            $         0.27    $         0.19   $         0.37    $         0.24
  Net earnings from discontinued operations          $         0.03    $         0.01   $         0.05    $         0.02
                                                     --------------    --------------   --------------    --------------
  Net earnings                                       $         0.30    $         0.20   $         0.42    $         0.26
                                                     ==============    ==============   ==============    ==============
Earnings per share -- diluted:
  Net earnings from continuing operations            $         0.26    $         0.19   $         0.35    $         0.24
  Net earnings from discontinued operations          $         0.03    $          --    $         0.05    $         0.02
                                                     --------------    -------------    --------------    --------------
  Net earnings                                       $         0.29    $         0.19   $         0.40    $         0.26
                                                     ==============    ==============   ==============    ==============

Weighted average number of shares
outstanding (000's):
     Basic                                                  40,198            39,339           39,899            39,317
     Diluted                                                41,997            40,786           42,019            39,980

Additional disclosure:

Depreciation and amortization(1)                     $       4,377     $       4,410    $      15,867     $      14,947


(1) Includes $0.3 million and $1.2 million in amortization of deferred financing costs charged to interest expense for the three and twelve months ended December 31, 2005 (2004 -- $0.4 million, $1.2 million)

                                IMAX CORPORATION
                          CONSOLIDATED BALANCE SHEETS
   IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                         (In thousands of U.S. dollars)
                                  (UNAUDITED)


                                                             AS AT DECEMBER 31,
                                                     ----------------------------------
                                                           2005              2004
                                                     ---------------  -----------------
ASSETS
Cash and cash equivalents                             $       24,324   $        28,964
Short-term investments                                         8,171                --
Accounts receivable, net of allowance
  for doubtful accounts of $5,892
  (2004 -- $8,390)                                            26,165            19,899
Financing receivables                                         63,006            59,492
Inventories                                                   28,294            29,001
Prepaid expenses                                               3,825             2,279
Film assets                                                    3,329               871
Fixed assets                                                  26,780            28,712
Other assets                                                  11,618            13,377
Deferred income taxes                                          6,171             6,171
Goodwill                                                      39,027            39,027
Other intangible assets                                        2,701             3,060
                                                      --------------   ---------------
   Total assets                                       $      243,411   $       230,853
                                                      ==============   ===============

LIABILITIES
Accounts payable                                      $        6,935   $         5,827
Accrued liabilities                                           55,122            56,897
Deferred revenue                                              44,397            50,505
Senior Notes due 2010                                        160,000           160,000
                                                      --------------   ---------------
   Total liabilities                                         266,454           273,229
                                                      --------------   ---------------


SHAREHOLDERS' EQUITY (DEFICIT)

Capital stock Common shares -- no par value.
  Authorized -- unlimited number. Issued and
  outstanding -- 40,213,542
  (2004 -- 39,446,964)                                       121,674           116,281
Other equity                                                   1,758             3,227
Deficit                                                     (144,347)         (160,945)
Accumulated other comprehensive income (loss)                 (2,128)             (939)
                                                      --------------   ---------------
   Total shareholders' deficit                               (23,043)          (42,376)
                                                      --------------   ---------------
   Total liabilities and shareholders' equity
   (deficit)                                          $      243,411   $       230,853
                                                      ==============   ===============